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STRATEGIC ALLIANCE AGREEMENT AND EXCLUSIVE DISTRIBUTION AGREEMENT              1
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EXHIBIT 10.11

                          STRATEGIC ALLIANCE AGREEMENT

                                       AND

                        EXCLUSIVE DISTRIBUTION AGREEMENT

This Strategic Alliance Agreement and Exclusive Distribution Agreement ("Agreement") is made by and among Concentrax, Inc., ("CTRX") a U.S. corporation with its principal place of business located in Texas, USA, and Concentrax Europe, Ltd. ("CE"), a company with its principal place of business located in Zurich, Switzerland, this 19th day of November, 2002 ("Effective Date").

                                    RECITALS

1 CTRX is in the business of, inter alia, developing vehicle-monitoring services and technologies. CTRX's signature product, Track-Down, provides accurate, reliable, real-time data on asset use and location. Track-Down utilises the advanced Global Positioning System to track vehicles and to communicate data to an automated central facility. Customers can then access the information 24 hours a day from their desktop using a secure Internet connection or from their cell phones by using CTRX's Voice Command Centre. 2 CE is in the business of, inter alia, developing existing and establishing additional new sales and distribution networks, especially focusing on business customers in the following market segments: rental vehicles & equipment, service & sales fleet, commercial fleet, public private transit fleet and auto & equipment dealer.

3 CTRX desires to expand its business activities and the distribution of its products to the European market, including but not limited to the European Union and its member countries.

4 CE desires to provide CTRX European sales and distribution channels for intensive marketing of CTRX's products through CE's current and future sales networks to business customers in Europe.

5 CTRX and CE desire to enter into this Agreement in order to set forth their respective rights and obligations with respect to the distribution and marketing of CTRX's products in Europe.


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STRATEGIC ALLIANCE AGREEMENT AND EXCLUSIVE DISTRIBUTION AGREEMENT              2
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                                    AGREEMENT

CTRX and CE (each a "Party" and collectively, the "Parties"), in consideration of the mutual promises contained herein, and intending to be legally bound, agree as follows.

                                    ARTICLE 1

                           APPOINTMENT AS DISTRIBUTOR

(A) APPOINTMENT. CTRX hereby appoints CE as CTRX's sole and exclusive distributor of its Products, including but not limited to Track-Down, Voice Command Center, Patriot Track and any other current or potential or future CTRX application or device ("Products"), in Europe, including but not limited to Switzerland and the European Union with its currently fifteen member countries ("Territory"), with the sole and exclusive right to promote, distribute, market and sell Products in the Territory during the Term of this Agreement. Such appointment shall be effective on the Effective Date, and CE hereby accepts such appointment as distributor.

(B) NO IMPLIED RIGHTS. CE acknowledges that except as expressly provided herein, CE shall not have or acquire by virtue of this Agreement any right, title, interest or license in, to or under any intellectual property rights, and in no event shall this Agreement be deemed to be a license or sublicense of any rights with respect to any patents or technical production information or any other intellectual property rights.

(C) RELATIONSHIP OF THE PARTIES. Nothing in this Agreement shall be deemed to create a partnership, joint venture or relationship of principal and agent between the Parties hereto. Nothing in this Agreement shall be deemed to authorize either Party hereto to make any representations or warranties on behalf of or otherwise to act for, represent or bind the other Party hereto or any of its respective affiliates in any manner whatsoever.

                                    ARTICLE 2

                                  FEES AND TERM

(A) FEES. In connection with the appointment of CE as CTRX's distributor hereunder, CE shall within 180 days from the effective date of this Agreement pay CTRX a one-time nonrefundable franchise fee of One Million U.S. Dollars (US$1,000,000.00) ("Fee"). The Fee represents the full, final and complete consideration payable by CE to CTRX in consideration for the distribution rights granted hereunder, the Fee shall be payable by CE to CTRX by wire transfer to an account of CTRX.

(B) APPOINTMENT OF ESCROW AGENT. CTRX and CE hereby appoint and designate Andrea Cataneo, Esq., with offices at 81 Meadowbrook Road, Randolph, NJ 07869 as "ESCROW AGENT" hereunder for the purpose set forth herein and ESCROW AGENT accepts such appointment.

(C) INTEREST, AND REGISTRATION.

         (i) Subject to a separate Stock Purchase Agreement ("SPA") to be drafted and delivered to CE by CTRX, CTRX hereby agrees to issue Three Million (3,000,000) new shares of its common stock as "SB2 registered shares," which shares shall be placed in escrow and subject to performance/release criteria, in exchange for 50% of CE shares. This issuance of new stock by CTRX shall be executed in full accordance with any rules or laws imposed by any regulatory body and those existing under the U.S. Securities Act of 1933 and 1934. Furthermore the CTRX shares issued under this paragraph will be duly authorized, validly issued and outstanding, fully paid and non-assessable and will not be subject to any liens or encumbrances.


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STRATEGIC ALLIANCE AGREEMENT AND EXCLUSIVE DISTRIBUTION AGREEMENT              3
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         (ii) The Three Million (3,000,000) shares shall immediately issued and placed in an escrow account with the ESCROW AGENT, and shall be released as follows:

                  a. Two Hundred and Fifty Thousand (250,000) shares shall released immediately upon the execution of this Agreement in exchange for the expected performance of CE submitting one fourth of the required franchise fee to CTRX, or $250,000;

                  b. Seven Hundred Fifty Thousand (750,000) shares releasable in three (3) 250,000 share increments, each releasable upon the receipt of $250,000 towards the franchise fee;

                  c. Two Million (2,000,000) shall be broken into twenty (20) certificates of 100,000 shares each, with each certificate being releasable upon the meeting of CE of certain performance criteria outlined in the SPA, and such certificates shall be released upon written notification of CTRX to ESCROW AGENT over the next twelve months;

                  d. All Three Million (3,000,000) shares will be registered in an SB-2 Registration Statement within thirty days of the execution of this Agreement. (C) COSTS. Except as set forth in this Agreement, each Party shall bear all of its respective costs in connection with its performance of the Agreement.

(D) JOINT MARKETING EFFORTS. The Parties will collaborate to identify the most efficient venues for their dedicated promotional spending and enhance the impact of their promotions in appropriate media. The Parties will be jointly responsible for preparing and executing an annual advertising and promotion plan for the Territory that allocates certain of the Parties' dedicated promotional spending. The Parties will also cooperate to develop, fund and execute joint marketing programs in the Territory on a mutually-agreeable basis.

(E) TAXES. The Parties shall each pay any sales, use or similar tax related to the Parties' performance of their obligations or exercise of their rights under this Agreement for which they are responsible.

(F) TERM. Both Parties agree that, for a period of twenty (20) years following the Effective Date ("Term"), CTRX shall not grant to any other company or individual or organization or entity any license, right, option or similar permission with respect to the distribution or marketing of CTRX's products in the Territory. The provisions in this Agreement that, by their nature, are intended to survive the termination or the expiration of this Agreement will survive in accordance with there terms.

                                    ARTICLE 3

                               PRICING AND SUPPLY

(A) EXCLUSIVE SOURCE OF PRODUCTS. Subject to the exceptions in this Agreement, CTRX shall be the exclusive source of CTRX's Products for sale through CE. CTRX will be responsible for manufacturing or purchasing directly from manufactures all Products to be sold by CE. CTRX will use commercially reasonable efforts to
(i) maintain the level of products currently available, and (ii) ensure that the availability of Products covers any demand in the Territory.

(B) BRAND NAMES. CTRX hereby grants, conveys and assigns (and agrees to cause its appropriate subsidiaries to grant, convey and assign) for the Territory to CE, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all its (and their) rights, titles and interests in and to assigned trademarks, together with the goodwill of the business symbolized by assigned trademarks.


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(C) INVENTORY AND WAREHOUSING. CTRX will arrange for all sales in the Territory a sufficient inventory. CTRX's inventories and warehouses of Products to be provided for sale by CE shall be maintained at facilities owned, controlled, or under contract to CTRX.

(D) PRICING. . In the first five (5) years of the Term, CTRX shall make available and deliver its Products to CMG at a Resale Price ("Resale Price") of One Hundred And Twenty Five Percent (125%) of the Cost Basis ("Cost Basis") of the respective device or technology (e.g. currently the Cost Basis for a Track Down unit is US$280.00 and therefore the initial Resale Price for a Track Down unit shall be US$350.00 for CMG, or 25% in excess of the CTRX Cost Basis. As variable ancillary costs increase the Cost Basis, the Resale Price will be adjusted accordingly to maintain CMG's Resale Price at 125% of the Cost Basis). In the second five (5) years of the Term, CTRX shall make available and deliver its Products to CMG at a Resale Price ("Resale Price") of One Hundred And Twenty Percent (120%) of the Cost Basis of the respective device or technology. The underlying Cost Basis shall be reviewed and assessed by an independent auditor to be identified by both Parties.

(E) SALES FORECAST. Without constituting hereby any guarantee, warranty or any other form of legally binding forecasts, CE's management conservatively estimates to generate total sales for Products in the Territory as follows (annualized sales based on Market Prices):

Financial Year 1 (e.g. 2003):               US$5,000,000
Financial Year 2 (e.g. 2004):               US$10,000,000
Financial Year 3 (e.g. 2005):               US$25,000,000

(F) BILLING. CE will be responsible for billing and collecting all amounts due from customers of Products. CE shall bear credit risk with respect to amounts where CE failed to collect amounts due from customers of Products and CTRX will expect to be paid upon delivery. Further details shall be agreed between the Parties in a separate Pricing and Billing Agreement ("PBA") to be drafted and delivered to CE by CTRX. This PBA shall, inter alia, provide for proposed Payment Terms ("Payment Terms"), i.e.: C.O.D., LC, etc.

(G) ORDER PROCESSING. CE shall transmit business customers' orders to CTRX for further processing. Each Order shall include:

     o    the customer's name (corporation or business entity):

     o    the contact person with his or her title;

     o    the recipient's name if different from the customer's name;

     o an itemized list of CTRX products with specific product numbers, product descriptions, requested features, warranties and representations and prices charged by CE. Features may include Vehicle Locate with Live Track, Starter Disable, Unlock Doors, Geo Fence, etc. CTRX will provide sample order forms to assist CE.

     o the customer's or recipient's special requests regarding shipping, delivery and/or installation;

     o the complete physical shipping address for deliveries, which address shall be a street address and not be a post office box or similar address;

     o    the customer's telephone number and facsimile number;

     o    the customer's email address;

(H) ACCEPTANCE OR REJECTION OF ORDERS. CTRX shall accept orders for shipment to addresses in the European Union and Switzerland that include the information required by


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STRATEGIC ALLIANCE AGREEMENT AND EXCLUSIVE DISTRIBUTION AGREEMENT              5
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Section (g) above and for which the related Product is available; provided that such orders to be shipped are shipped at the customer's expense. CTRX reserves the right to reject any other orders.

(I) ORDER CONFIRMATION. Within 24 hours of CTRX's receipt of an order, CTRX shall confirm to CE CTRX's receipt of such orders which confirmation shall state whether the order was accepted, rejected due to incomplete information, or rejected due to unavailable Products.

                                    ARTICLE 4

                   FULFILLMENT OF ACCEPTED ORDERS AND RETURNS

(A) ASSEMBLY AND PACKAGING. CTRX shall assemble and package for shipping all accepted orders in accordance with procedures to be agreed between both Parties in a separate Order Fulfillment Agreement ("OFA") to be drafted and delivered to CE by CTRX. Orders will be packaged under the "Concentrax" name and, whenever practicable, CTRX will package and ship different orders by same customers in a single order together.

(B) RISK OF LOSS. As between the Parties, title and risk of loss shall still remain with CTRX upon CTRX's delivery of the Product to the common carrier at the point of shipment.

(C) ORDER PRIORITY. All accepted orders, without limitation, shall be processed in accordance with the priority structure as set forth in the OFA.

(D) CUSTOMER SERVICE. CTRX shall provide to CE order and shipping confirmations, order shipping tracking information as made available to CTRX by the common carrier, and such other order information that is commercially reasonably available to CTRX and reasonably necessary for CE's customer service. CTRX shall provide such customer service to CE as shall be mutually agreed upon by the Parties. Additionally, CTRX shall use commercially reasonable efforts to satisfy high service level standards with regard to fulfillment and customer services.

                                    ARTICLE 5

                                 CONFIDENTIALITY

The Parties acknowledge and agree that confidential and valuable information proprietary to either one Party and obtained during its business relationship with either one Party, shall not be, directly or indirectly, disclosed without the prior express written consent of the other Party, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential. All such confidential information provided to either one Party by the other shall be clearly and conspicuously marked with the word "Confidential."

                                    ARTICLE 6

                                 NO TERMINATION

Each Party acknowledges and agrees that its remedy for breach by the other Party of any provision hereof shall be, subject to the requirements of Article 6, to bring a claim to recover damages subject to the limits set forth in this Agreement and to seek any other appropriate equitable relief, other than termination of this Agreement. For the avoidance of doubt, the Parties intend that this Agreement continue in perpetuity.

                                    ARTICLE 7


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                               DISPUTE RESOLUTION

Resolution of any and all Disputes ("Dispute" or "Disputes") arising from or in connection with this Agreement shall be exclusively governed by and settled in accordance with the provisions of this Article.

(A) NEGOTIATIONS. The Parties shall make a good faith attempt to resolve any Dispute arising out of or relating to this Agreement through informal negotiation between appropriate representatives from each of the Parties. If at any time either Party feels that such negotiations are not leading to a resolution of the Dispute, such Party may send a notice to the other Party describing the Dispute and requesting a meeting of the senior executives from each Party. Within ten (10) business days after such notice of a Dispute is given, each Party shall select appropriate senior executives (e.g., director or V.P. level) of each Party who shall have the authority to resolve the matter and shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. During the course of negotiations under this section, all reasonable requests made by one Party to the other for information, including requests for copies of relevant documents, will be honoured. The specific format for such negotiations will be left to the discretion of the designated negotiating senior executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other Party. In the event that any Dispute arising out of or related to this Agreement is not settled by the Parties within thirty (30) days after the first meeting of the negotiating senior executives, either Party may commence litigation with respect to the Dispute. However, except as provided below, neither Party shall commence litigation against the other to resolve the Dispute (i) until the Parties try in good faith to settle the Dispute by negotiation for at least thirty (30) days after the first meeting of the negotiating senior executives or (ii) until forty (40) days after notice of a Dispute is given by either Party to the other Party, whichever occurs first.

(B) ARBITRATION. CE and CTRX hereby agree to bring any matter not resolved in good faith negotiations before an arbitrator in the State of Texas. The parties shall select an arbitrator from a list provided by the American Arbitration Association.

(C) PROCEEDINGS. Any Dispute regarding the following is not required to be negotiated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to a Party. However, the Parties shall make a good faith effort to negotiate such Dispute, according to this Article, while such court action is pending.

(D) CONTINUITY OF SERVICES AND PERFORMANCE. Unless otherwise agreed in writing, the Parties will continue to provide service and honour all other commitments under this Agreement and each ancillary agreement during the course of dispute resolution pursuant to the provisions of this Article with respect to all matters not subject to such dispute, controversy or claim.

                                    ARTICLE 8

                                 INDEMNIFICATION

CTRX agrees to save harmless, indemnify and defend CE, its agents and employees from and against any cost, loss, damage, liability, judgement and expense whatsoever, including attorney's fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as distributor under this Agreement. CE agrees to save harmless, indemnify and defend CTRX, its agents and employees from and against any cost, loss, damage, liability, judgement and expense whatsoever, including


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attorney's fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as distributor under this Agreement.

                                    ARTICLE 9

                         REPRESENTATIONS AND WARRANTIES

Each Party represent and warrants that as of the Effective Date it has the full legal right, power and authority to enter into and perform this Agreement. Furthermore CTRX hereby represents and warrants to CE that it is duly organised and in good standing under State Law and under U.S. Federal Law, is current in its filings and disclosures with the appropriate regulatory bodies and has all requisite power and authority to carry on business as now conducted and as contemplated herein.

                                   ARTICLE 10

                            MISCELLANEOUS PROVISIONS

(A) NON-CIRCUMVENTION. CTRX, intending to be legally bound, hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate CE, directly or indirectly, to avoid payments or fees, commissions, or any other form of compensations to CE in any transaction with any corporation, partnership, or individual, revealed by either party to the other, in connection with any projects, or currency exchanges, or any loans or collateral's, or any findings, or any financing's, or any other transactions involving products, commodities, services, additions, renewals, extensions, rollovers, amendments, new contracts, re-negotiations, parallel contracts or agreements or third party assignments hereof.

(B) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. This Agreement shall prevail in the event of any conflicting terms or legends which may appear.

(C) CONFLICTING AGREEMENTS. In the event of a conflict between this Agreement and any future agreements executed in connection herewith, the provisions of this Agreement shall generally prevail.

(D) NOTICES. Any notice, demand, offer, request or other communication of any kind whatsoever to be given under this Agreement shall be in writing and shall be delivered by hand, e-mail or by fax to the Parties at:

CONCENTRAX, INC.
2400 AUGUSTA PLACE SUITE 425
HOUSTON, TX 77057
PHONE: (713) 691-8395
TOLL FREE: (888) 340-9715

CONCENTRAX EUROPE LTD.
C/O HENLEY & PARTNERS AG
HAUS ZUM ENGEL
KIRCHGASSE 24
8001 ZURICH, SWITZERLAND

(E) GOVERNING LAW. This Agreement shall be governed by the laws of Switzerland and the federal laws of the U.S. applicable therein, and the Parties hereby attorn to the jurisdiction of the Courts of Switzerland and of U.S. federal courts.


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(F) EXECUTION. This Agreement may be signed by fax and in counterpart.

IN WITNESS WHEREOF the Parties have hereunto set their hands and seals effective as of the Effective Date first above written.

SIGNED, SEALED AND DELIVERED BY:            SIGNED, SEALED AND DELIVERED BY:
CONCENTRAX, INC., per:                      CONCENTRAX EUROPE LTD, per:




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Authorised Signatory                        Authorised Signatory




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